
Exhibit 11.3

Microsemi Corporation and Subsidiaries
Unaudited Earnings Per Share
(in thousands, except per share data)


                                                                        13 weeks ended                 13 weeks ended
                                                                     December 31, 1995                January 1, 1995
                                                                     -----------------                ---------------

PRIMARY

Net earnings                                                               $     1,429                    $     1,013
                                                                                ======                         ======

Outstanding shares                                                               7,796                          7,615
Equivalent shares from stock options                                               470                            356
                                                                                ------                         ------

Common and common equivalent shares                                              8,266                          7,971
                                                                                ======                         ======

Earnings per share                                                         $      0.17                    $      0.13
                                                                                ======                         ======


FULLY DILUTED


Net earnings                                                               $     1,429                    $     1,013
Interest savings from conversion of  convertible debt,
  net of income taxes                                                              323                            333
                                                                                ------                         ------
                                                                           $     1,752                    $     1,346
                                                                                ======                         ======


Outstanding shares                                                               7,796                          7,615
Equivalent shares from stock options                                               470                            373
Convertible shares                                                               3,523                          3,523
                                                                                ------                         ------
Common and common equivalent  shares                                            11,789                         11,511
                                                                                ======                         ======


Earnings per share                                                         $      0.15                    $      0.12
                                                                                ======                         ======